Exhibit 10.3

Letter of Clarification

July 15th, 2020

Mr. Matt Nicosia

CEO, VIVAKOR Inc.

RE: Invoice/Operating Charter SOLV-VIV-001

With respect to the initial Agreement between Vivakor and solvAQUA; solvAQUA wishes to append such agreement with the following clarifications.

1. solvAQUA acknowledges Vivakor's key technology is the Remediation Processing Center (RPC) that separates hydrocarbons from dry soil. The RPC is currently being used in remediation projects in Vernal Utah to extract oil from the dry oil sands and in Kuwait to clean up large scale oil spills.  Understanding that Vivakor wants to combine the solvAQUA technology to allow it to deal with remediation projects that have a combination of wet and dry opportunities both in existing locations and new opportunities globally which may include but not be limited to immediate projects on Native American lands; solvAQUA hereby grants to Vivakor an exclusive license to incorporate its technology platform into scenarios such as described above for a term of ONE YEAR. Upon successful installation and deployment of Vivakor initial TWO WMS UNITS such term shall be extended to FIVE YEARS.

In addition, understanding through its field operation activities and relationships, Vivakor may from time to time have the opportunity to deploy the technology for cleaning other waste streams such as, but not limited to: produced water, tank bottom sludge and mining water clean up; SUBJECT TO initial conditions being met as described above; solvAQUA shall grant to Vivakor a non-exclusive license to deploy the technology on a case by case basis for the same term as above.

2. Due to AHS (Alberta Health Services) and Government of Canada COVID 19 Guidelines and Restrictions; solvAQUA hereby exercises its rights under the terms of the invoice SOLV-VIV-001 to extend delivery of units to October 31st, 2020. Accordingly, solvAQUA again has the right to further adjust the timeline as per the above referenced Guidelines. Initial payment is due upon completion of the machinery.

We trust the above to be satisfactory and an accurate reflection of our discussions regarding same.

/s/ Chris Tesarski

Chris Tesarski

CEO, solvAQUA Inc.